Exhibit 10.1

FIRST AMENDMENT TO LEASE

This agreement is made this 27th day of June, 2008, between Leo C. Thibeault, Jr., Trustee of The Thibeault Nominee Trust under a declaration of trust dated November 20, 1996, recorded with the Essex County South District Registry of Deeds at Book 13856, Page 290, having a usual place of business at 20 Cherry Hill Drive, Danvers, Massachusetts 01923 (“Lessor”), and ABIOMED, Inc., a Delaware corporation having a usual place of business at 20 Cherry Hill Drive, Danvers, Massachusetts 01923 (“Lessee”).

WHEREAS, on or about January 8, 1999, Lessor and Lessee entered into a Lease (the “Original Lease”) for 79,200 square feet of space (the “Premises”) in the building (the “Building”) known and numbered as 20 Cherry Hill Drive, Danvers, Massachusetts.

WHEREAS, Lessor and Lessee have agreed to extend the Term of the Original Lease and to revise the amount of Base Rent payable by Lessee as provided more specifically in this First Amendment to Lease (the “First Amendment to Lease”; the First Amendment to Lease and the Original Lease are sometimes referred to herein collectively as the “Lease”).

NOW, THEREFORE, for valuable consideration each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1.	Section 3 of the Lease is hereby deleted and the following is inserted in its place:

The term of this Lease shall commence on January 8,1999 (the “Commencement Date”). The “Full Occupancy Date” hereunder is March 1, 2000 and the Term of the Lease shall end on February 28, 2016 (the “Termination Date”), unless sooner terminated as hereinafter provided.

Lessee shall have the right to terminate this Lease prior to the Termination Date by written notice to Lessor (the “Termination Notice”) and the Term of this Lease shall terminate on the date (the “Termination Date”) which is six (6) months from the date on which Lessee sends the Termination Notice to Lessor. If the Lease terminates other than on the first day of a calendar month, the Rent payable under the Lease for such month shall be pro-rated accordingly. No Termination Notice shall be effective unless accompanied by a payment (the “Termination Payment”) as follows: (i) if the Termination Date occurs on March 1,2009, through and including February 28,2010, the Termination Payment shall be Two Million and 00/100 ($2,000,000.00) Dollars; (ii) if the Termination Date occurs on March 1, 2010, through and including February 28, 2011, the Termination Payment shall be One Million Eight Hundred Fifty Thousand and 00/100 ($1,850,000.00) Dollars; (iii) if the Termination Date occurs on March 1, 2011, through and including February 29, 2012, the Termination Payment shall be One Million Seven Hundred Fifty Thousand and 00/100 ($1,750,000.00) Dollars; (iv) if the Termination Date occurs on March 1, 2012, through and including February 28, 2013, the Termination Payment shall be One Million Five Hundred Thousand and 00/100 ($1,500,000.00) Dollars; (v) if the Termination Date occurs on March 1,2013, through and including February 28, 2014, the Termination Payment shall be One

Million and 00/100 ($1,000,000.00) Dollars; and (vi) if the Termination Date occurs on March 1, 2014, through and including February 28, 2015, the Termination Payment shall be Seven Hundred Fifty Thousand and 00/100 ($750,000.00) Dollars. Lessee shall not otherwise have any right to terminate the Term of the Lease except as hereinabove provided. Lessee shall specifically not have the right to give a Termination Notice that establishes a Termination Date prior to March 1, 2009 or after February 28, 2015. Lessee shall timely make all payments of Base Rent, Additional Rent and all other sums due under the Lease during the six (6) month period between its giving of a Termination Notice and the applicable Termination date.

2.	Notwithstanding the provisions of Section 5(a) of the Original Lease, the Base Rent for the Premises shall be as follows:

(i) for the months of July, August, September and October, 2008, Lessee shall not be obligated to pay any Base Rent;

(ii) for the months of November, 2008, through and including June, 2010, the Base Rent shall be Forty Thousand and 00/100 ($40,000.00) Dollars per month;

(iii) for the months of July, 2010, through and including February, 2014, the Base Rent shall be Sixty-four Thousand Three Hundred Fifty and 00/100 ($64,350.00) Dollars per month: and

(iv) for the months of March, 2014, through and including February, 2016, the Base Rent shall be Sixty-six Thousand and 00/100 ($66,000.00) Dollars per month.

3.	Section 34 of the Lease is hereby deleted.

4.	Except as otherwise provided herein, the Lease is hereby ratified and confirmed.

Signed as a sealed instrument as of the day and year first written above.

LESSOR		LESSEE

Leo C. Thibeault, Jr.		ABIOMED, Inc.
Trustee of The Thibeault Nominee Trust

/s/ Leo C. Thibeault Trustee	By:
Leo C. Thibeault

COMMONWEALTH OF MASSACHUSETTS

County of Essex, ss.	June , 2008.

On this 27th day of June, 2008, before me, the undersigned notary public, personally appeared Michael R Minogue President & CEO of Abiomed, Inc., proved to me through satisfactory evidence of identification, which was Drivers License , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public

STATE OF VERMONT

County of Windsor, ss.	June 26th, 2008

On this 26th day of June, 2008, before me, the undersigned notary public, personally appeared Leo C. Thibeault, Jr., Trustee, proved to me through satisfactory evidence of identification, which was Drivers License, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public